                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Valence Technology, Inc. and subsidiaries on Form S-8 of our report dated June 6, 1996, on our audits of the consolidated financial statements as of March 31, 1996 and March 26, 1995 and for the period from March 3, 1989 (date of inception) to March 31, 1996 and for each of the three years in the period ended March 31, 1996, which report is included in the 1996 Annual Report on Form 10-K.

                                       /s/ Coopers & Lybrand LLP


San Jose, California
February 12, 1997